EXHIBIT B

PRINCIPAL SHAREHOLDERS OF THE CURRENT FUNDS

     As of March 13, 2009, the following person(s) owned of record, or were known by Advisors Trust to own beneficially, more than 5% of any class of a Current Fund’s shares.

Current Fund	Title of	Name and Address of	Percentage
	Class	Beneficial Owner	of Class
Municipal High Income	Class B	EMMIT WHEAT TR U/A DTD 2/28/05 c/o Edd Gifford 10715 W ROLLING HILLS DR WICHITA KS 67212-5908	14.17%
	Class Y	CHARLES W KUETHER & SUSAN J EFFERTZ JTN ROS 6 BEAR PAW PL GREAT FALLS MT 59404-6438	40.29%
		CURTIS C SINGLETON 212 KING ST SUMTER SC 29150-6502	16.78%
		CHARLES SCHWAB & CO INC SPECIAL CUSTODY A/C FOR THE BENEFIT OF CUSTOMERS ATTN MUTUAL FUNDS 101 MONTGOMERY ST SAN FRANCISCO CA 94104-4151	23.03%
		WADDELL & REED FINANCIAL INC ATTN: BERNITA MOORSHEAD PO BOX 29217 SHAWNEE MSN KS 66201-9217	19.88%
Tax-Managed Equity	Class C	OPAL S LONG OPAL S LONG LIVING TRUST 3011 PINE ST NORTH BEND OR 97459-1442	6.67%
	Class Y	WADDELL & REED FINANCIAL INC ATTN: BERNITA MOORSHEAD PO BOX 29217 SHAWNEE MSN KS 66201-9217	20.10%
		INEZ L DAVIS 136 DAWN WAY NEW LENOX IL 60451-1807	79.89%

B-1